Exhibit 99.1

Investor Contact:	Erinn Murphy, Crocs, Inc.
(303) 848-7005
emurphy@crocs.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Reports Solid Second Quarter 2025 Results Led By Both Brands
___________________________________________________________________________

BROOMFIELD, COLORADO — August 7, 2025 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for all, today announced its second quarter 2025 financial results.

“We reported a solid second quarter with both our Crocs and HEYDUDE brands contributing to our performance, while delivering the highest ever gross profit quarter in company history. Our strong cash flow generation enabled us to return shareholder value through $133 million in share repurchases, and $105 million in debt paydown,” said Andrew Rees, Chief Executive Officer.

Mr. Rees continued, “While we are pleased by this performance, the current operating environment is uncertain and challenging to predict. Against this, we have chosen to focus on managing expenses including the $50 million in cost savings we have already implemented, reducing our inventory receipts, and pulling back on promotional activity to protect brand health in the marketplace. Although these actions will impact the topline of our business in the short term, they will position our business to win, drive margin dollars, and support continued cash flow generation longer term.”

Amounts referred to as “Adjusted” or “Non-GAAP” are Non-GAAP measures and include adjustments that are described under the heading “Reconciliation of GAAP Measures to Non-GAAP Measures.” A reconciliation of these amounts to their GAAP counterparts is contained in the schedules below.

Second Quarter 2025 Operating Results (Compared to the Same Period Last Year)

•Consolidated revenues were $1,149 million, an increase of 3.4%, or 2.7% on a constant currency basis. Direct-to-consumer (“DTC”) revenues grew 4.0%, or 3.4% on a constant currency basis. Wholesale revenues increased 2.8%, or 2.0% on a constant currency basis.
•Gross margin, on a reported and adjusted basis, grew 30 basis points to 61.7% compared to 61.4%.
•Selling, general, and administrative expenses (“SG&A”) of $1,136 million increased 219.0% from $356 million, and represented 98.9% of revenues compared to 32.0%. The increase in SG&A is largely driven by noncash impairment charges related to the indefinite-lived HEYDUDE trademark and HEYDUDE Brand reporting unit goodwill of $430 million and $307 million, respectively, during the three months ended June 30, 2025. Adjusted SG&A of $399 million increased 12.1% from $356 million and represented 34.7% of revenues compared to 32.0%.
•Loss from operations of $428 million decreased 231.2% from income from operations of $326 million, resulting in operating margin loss of 37.2% compared to 29.3%. The loss from operations is driven by asset impairments, as described above. Adjusted income from operations of $309 million decreased 5.0% from $326 million, resulting in adjusted operating margin of 26.9% compared to 29.3%.
•Diluted loss per share of $8.82 decreased 334.0% from diluted earnings per share of $3.77. The loss per share is driven by asset impairments, as described above. Adjusted diluted earnings per share of $4.23 increased 5.5% from $4.01.
•During the quarter, we repaid $105 million of debt. We repurchased approximately 1.3 million shares for $133 million at the average share price of $102.24. At quarter-end, approximately $1.1 billion of share repurchase authorization remained available for future repurchases.

Second Quarter 2025 Brand Summary (Compared to Same Period Last Year)

•Crocs Brand: Revenues increased 5.0% to $960 million, or 4.2% on a constant currency basis.
◦Channel
▪DTC revenues increased 3.4% to $495 million, or 2.7% on a constant currency basis.
▪Wholesale revenues increased 6.8% to $465 million, or 5.9% on a constant currency basis.
◦Geography
▪North America revenues decreased 6.5% to $457 million, or 6.4% on a constant currency basis.
▪International revenues increased 18.1% to $502 million, or 16.4% on a constant currency basis.
•HEYDUDE Brand: Revenues decreased 3.9% to $190 million, or 4.2% on a constant currency basis.
◦Channel
▪DTC revenues increased 7.6% to $90 million, or 7.5% on a constant currency basis.
▪Wholesale revenues decreased 12.4% to $100 million, or 12.8% on a constant currency basis.

Balance Sheet and Cash Flow (June 30, 2025, as compared to June 30, 2024)

•Cash and cash equivalents were $201 million compared to $168 million.
•Inventories were $405 million compared to $377 million.
•Total borrowings were $1,379 million compared to $1,530 million.
•Capital expenditures were $32 million compared to $33 million.

Financial Outlook

Third Quarter 2025
Given the continued uncertainty from evolving global trade policy and related pressures around the consumer, we will only be providing third quarter guidance.
For the third quarter of 2025, we expect:
•Revenues to be down approximately 11% to 9% compared to the third quarter of 2024, at currency rates as of August 4, 2025.
•Adjusted operating margin of approximately 18% to 19%, including an anticipated negative impact of approximately 170 basis points from announced and pending tariffs.

Conference Call Information

A conference call to discuss second quarter results is scheduled for today, Thursday, August 7, 2025, at 8:30 am ET. To receive conference call details, please register at the Investor Relations section of the Crocs website, investors.crocs.com. The webcast will also be available live and on replay through August 7, 2026, at this site.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq: CROX), headquartered in Broomfield, Colorado, is a world leader in innovative casual footwear for all, combining comfort and style with a value that consumers know and love. The Company's brands include Crocs and HEYDUDE, and its products are sold in more than 80 countries through wholesale and direct-to-consumer channels. For more information on Crocs, Inc. visit investors.crocs.com. To learn more about our brands, visit www.crocs.com or www.heydude.com. Individuals can also visit https://investors.crocs.com/news-and-events/ and follow both Crocs and HEYDUDE on their social platforms.

Forward Looking Statements

This press release includes estimates, projections, and statements relating to our business plans, commitments, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

These statements include, but are not limited to, statements regarding our financial condition, brand and liquidity outlook, and expectations regarding our future financial results, share repurchases, our strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, statements regarding future financial outlook and future profitability, cash flows, and brand strength, anticipated product portfolio and our ability to deliver sustained, highly profitable growth and create significant shareholder value. These statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include the factors described in our most recent Annual Report on Form 10-K under the heading "Risk Factors" and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission.

All information in this document speaks only as of August 7, 2025. We do not undertake any obligation to update publicly any forward-looking statements, whether as a result of the receipt of new information, future events, or otherwise, except as required by applicable law.

Category:Investors

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$1,149,373	$1,111,502	$2,086,706	$2,050,135
Cost of sales	440,537	429,586	836,321	846,142
Gross profit	708,836	681,916	1,250,385	1,203,993
Selling, general and administrative expenses	1,136,352	356,178	1,454,927	651,826
Income (loss) from operations	(427,516)	325,738	(204,542)	552,167
Foreign currency gains (losses), net	434	(1,323)	5,307	(3,596)
Interest income	371	1,126	704	1,542
Interest expense	(22,523)	(29,161)	(45,289)	(59,724)
Other income, net	627	45	152	65
Income (loss) before income taxes	(448,607)	296,425	(243,668)	490,454
Income tax expense	43,675	67,518	88,511	109,093
Net income (loss)	$(492,282)	$228,907	$(332,179)	$381,361
Net income (loss) per common share:
Basic	$(8.82)	$3.79	$(5.94)	$6.31
Diluted	$(8.82)	$3.77	$(5.94)	$6.26
Weighted average common shares outstanding:
Basic	55,783	60,320	55,946	60,442
Diluted	55,783	60,766	55,946	60,910

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and par value amounts)

	June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$200,611	$180,485
Accounts receivable, net of allowances of $38,497 and $31,579, respectively	417,426	257,657
Inventories	405,136	356,254
Income taxes receivable	6,500	4,046
Other receivables	22,192	22,204
Prepaid expenses and other assets	49,942	51,623
Total current assets	1,101,807	872,269
Property and equipment, net of accumulated depreciation of $183,044 and $153,455, respectively	249,145	244,335
Intangible assets, net	1,335,462	1,777,080
Goodwill	404,695	711,491
Deferred tax assets, net	971,974	872,350
Restricted cash	3,570	3,193
Right-of-use assets	349,268	307,228
Other assets	34,645	24,207
Total assets	$4,450,566	$4,812,153
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$263,339	$264,901
Accrued expenses and other liabilities	272,571	298,068
Income taxes payable	96,021	108,688
Current operating lease liabilities	82,918	68,551
Total current liabilities	714,849	740,208
Deferred tax liabilities, net	1,139	4,086
Long-term income taxes payable	618,082	595,434
Long-term borrowings	1,379,112	1,349,339
Long-term operating lease liabilities	311,549	283,406
Other liabilities	4,698	3,948
Total liabilities	3,029,429	2,976,421
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.001 per share, 250.0 million shares authorized, 110.7 million and 110.4 million issued, 54.8 million and 56.5 million outstanding, respectively	111	110
Treasury stock, at cost, 55.9 million and 53.9 million shares, respectively	(2,653,423)	(2,453,473)
Additional paid-in capital	879,940	859,904
Retained earnings	3,229,657	3,561,836
Accumulated other comprehensive loss	(35,148)	(132,645)
Total stockholders’ equity	1,421,137	1,835,732
Total liabilities and stockholders’ equity	$4,450,566	$4,812,153

CROCS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(332,179)	$381,361
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,011	33,705
Operating lease cost	49,738	40,654
Share-based compensation	20,036	17,744
Asset impairment	738,115	24,081
Deferred taxes (1)	13,956	6,959
Other non-cash items (1)	8,428	11,558
Changes in operating assets and liabilities, net of acquired assets and assumed liabilities:
Accounts receivable	(147,242)	(119,159)
Inventories	(49,824)	5,172
Prepaid expenses and other assets	(12,160)	2,247
Accounts payable, accrued expenses and other liabilities	(26,467)	(19,034)
Right-of-use assets and operating lease liabilities	(49,821)	(42,069)
Income taxes	(32,026)	30,443
Cash provided by operating activities	218,565	373,662
Cash flows from investing activities:
Purchases of property, equipment, and software	(31,946)	(32,806)
Cash used in investing activities	(31,946)	(32,806)
Cash flows from financing activities:
Proceeds from borrowings	539,000	78,156
Repayments of borrowings	(514,000)	(216,405)
Repurchases of common stock, including excise tax	(194,137)	(175,011)
Repurchases of common stock for tax withholding	(4,104)	(5,913)
Other (1)	—	(1,005)
Cash used in financing activities	(173,241)	(320,178)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	7,125	(2,747)
Net change in cash, cash equivalents, and restricted cash	20,503	17,931
Cash, cash equivalents, and restricted cash—beginning of period	183,678	153,097
Cash, cash equivalents, and restricted cash—end of period	$204,181	$171,028
(1) Amounts for the six months ended June 30, 2024, have been reclassified to conform to current period presentation.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

In addition to financial measures presented on the basis of accounting principles generally accepted in the United States of America (“GAAP”), we present "Non-GAAP gross profit," “Non-GAAP gross margin,” “Non-GAAP gross margin by brand,” "Non-GAAP selling, general, and administrative expenses,” “Non-GAAP selling, general and administrative expenses as a percent of revenues,” “Non-GAAP income from operations,” “Non-GAAP operating margin,” “Non-GAAP income before income taxes,” “Non-GAAP income tax expense,” “Non-GAAP effective tax rate,” “Non-GAAP net income,” and “Non-GAAP basic and diluted net income per common share," which are non-GAAP financial measures. We also present future period guidance for “Non-GAAP operating margin,” “Non-GAAP effective tax rate,” “Non-GAAP diluted earnings per share,” and “Free cash flow.” We also present a long-term target for ‘Net leverage.’ Non-GAAP results exclude the impact of items that management believes affect the comparability or underlying business trends in our condensed consolidated financial statements in the periods presented.

We also present certain information related to our current period results of operations through “constant currency,” which is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under GAAP. Constant currency represents current period results that have been retranslated using exchange rates used in the prior year comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rate fluctuations.

Management uses non-GAAP results to assist in comparing business trends from period to period on a consistent basis in communications with the board of directors, stockholders, analysts, and investors concerning our financial performance. We believe that these non-GAAP measures, in addition to corresponding GAAP measures, are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance and trends by providing meaningful information about operations compared to our peers by excluding the impacts of various differences. The calculation of our non-GAAP financial metrics may vary from company to company. As a result, our calculation of these metrics may not be comparable to similarly titled metrics used by other companies.

Management believes Non-GAAP gross profit, Non-GAAP gross margin, and Non-GAAP gross margin by brand are useful performance measures for investors because they provide investors with a means of comparing these measures between periods without the impact of certain expenses that we believe are not indicative of our routine cost of sales. Our routine cost of sales includes core product costs and distribution expenses primarily related to receiving, inspecting, warehousing, and packaging product and transportation costs associated with delivering products from distribution centers. Costs not indicative of our routine cost of sales may or may not be recurring in nature and include costs to expand and transition to new distribution centers.

Management believes Non-GAAP selling, general and administrative expenses and Non-GAAP selling, general and administrative expenses as a percent of revenues are useful performance measures for investors because they provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods. These measures exclude the impact of certain expenses not related to our normal operations that are expected to be non-recurring in nature, such as impairment charges.

Non-GAAP income from operations and Non-GAAP operating margin reflect the impact of Non-GAAP gross profit and Non-GAAP selling, general, and administrative expenses, as discussed above. We believe these are useful performance measures for investors because they provide a basis to compare performance in the period to prior periods.

Non-GAAP income before income taxes reflects the impact of Non-GAAP income from operations, as discussed above. We believe this is a useful performance measure for investors because it provides a basis to compare performance in the period to prior periods.

Management believes Non-GAAP income tax expense is a useful performance measure for investors because it provides a basis to compare our tax rates to historical tax rates, and because the adjustment is necessary in order to calculate Non-GAAP net income.

Management believes Non-GAAP effective tax rate is a useful performance measure for investors because it provides an ongoing effective tax rate that they can use for historical comparisons and forecasting.

Management believes Non-GAAP net income is a useful performance measure for investors because it focuses on underlying operating results and trends and improves the comparability of our results to prior periods. This measure reflects the impact of

Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Non-GAAP basic and diluted net income per common share are useful performance measures for investors because they focus on underlying operating results and trends and improve the comparability of our results to prior periods. These measures reflect the impact of Non-GAAP gross profit, Non-GAAP selling, general, and administrative expenses, and Non-GAAP income tax expense, as described above.

Management believes Net leverage is a useful performance measure for investors because it provides a measure of our financial strength and liquidity.

Free cash flow is calculated as ‘Cash provided by operating activities’ less ‘Purchases of property, equipment, and software.’ Management believes free cash flow is useful for investors because it provides a clear measure of our ability to generate cash for discretionary uses such as funding growth opportunities, repurchasing shares, and reducing debt.

For the three and six months ended June 30, 2025, management believes it is helpful to evaluate our results excluding the impacts of various adjustments relating to special or non-recurring items. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Non-GAAP Financial Guidance

Our forward-looking guidance for consolidated “adjusted operating margin” represents non-GAAP financial measures that exclude or otherwise have been adjusted for special items from our U.S. GAAP financial statements. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

We are unable to reconcile forward-looking adjusted measures to their nearest U.S. GAAP measure quarter-by-quarter because we are unable to predict the timing of these adjustments with a reasonable degree of certainty. By their very nature, special and other non-core items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures for the guidance related to the third quarter of 2025.

CROCS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP gross profit and gross margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
GAAP revenues	$1,149,373	$1,111,502	$2,086,706	$2,050,135

GAAP gross profit	$708,836	$681,916	$1,250,385	$1,203,993
Distribution centers (1)	—	—	—	3,242
Non-GAAP gross profit	$708,836	$681,916	$1,250,385	$1,207,235

GAAP gross margin	61.7%	61.4%	59.9%	58.7%
Non-GAAP gross margin	61.7%	61.4%	59.9%	58.9%
(1) During the six months ended June 30, 2024, adjustments primarily relate to costs to transition to our new HEYDUDE distribution center in Las Vegas, Nevada.

Non-GAAP selling, general and administrative reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
GAAP revenues	$1,149,373	$1,111,502	$2,086,706	$2,050,135

GAAP selling, general and administrative expenses	$1,136,352	$356,178	$1,454,927	$651,826
Impairment of indefinite-lived trademark (1)	(430,000)	—	(430,000)	—
Impairment of goodwill (2)	(307,000)	—	(307,000)	—
Impairment related to information technology systems (3)	—	—	—	(18,172)
Impairment related to distribution centers (4)	—	—	—	(6,933)
Total adjustments	(737,000)	—	(737,000)	(25,105)
Non-GAAP selling, general and administrative expenses (5)	$399,352	$356,178	$717,927	$626,721

GAAP selling, general and administrative expenses as a percent of revenues	98.9%	32.0%	69.7%	31.8%
Non-GAAP selling, general and administrative expenses as a percent of revenues	34.7%	32.0%	34.4%	30.6%
(1) Represents an impairment of the HEYDUDE indefinite-lived trademark.
(2) Represents an impairment of the HEYDUDE Brand reporting unit goodwill.
(3) Represents an impairment of information technology systems related to the HEYDUDE integration.
(4) Primarily represents an impairment of the right-of-use assets for our former HEYDUDE Brand warehouses in Las Vegas, Nevada associated with our move to our new distribution center and an impairment of the right-of-use asset for our former Crocs Brand warehouse in Oudenbosch, the Netherlands.
(5) Non-GAAP selling, general and administrative expenses are presented gross of tax.

Non-GAAP income from operations and operating margin reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
GAAP revenues	$1,149,373	$1,111,502	$2,086,706	$2,050,135

GAAP income (loss) from operations	$(427,516)	$325,738	$(204,542)	$552,167
Non-GAAP gross profit adjustments (1)	—	—	—	3,242
Non-GAAP selling, general and administrative expenses adjustments (2)	737,000	—	737,000	25,105
Non-GAAP income from operations	$309,484	$325,738	$532,458	$580,514

GAAP operating margin	(37.2)%	29.3%	(9.8)%	26.9%
Non-GAAP operating margin	26.9%	29.3%	25.5%	28.3%
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more details.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more details.

Non-GAAP income tax expense (benefit) and effective tax rate reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
GAAP income (loss) from operations	$(427,516)	$325,738	$(204,542)	$552,167
GAAP income (loss) before income taxes	(448,607)	296,425	(243,668)	490,454

Non-GAAP income from operations (1)	$309,484	$325,738	$532,458	$580,514
GAAP non-operating income (expenses):
Foreign currency gains (losses), net	434	(1,323)	5,307	(3,596)
Interest income	371	1,126	704	1,542
Interest expense	(22,523)	(29,161)	(45,289)	(59,724)
Other income, net	627	45	152	65
Non-GAAP income before income taxes	$288,393	$296,425	$493,332	$518,801

GAAP income tax expense	$43,675	$67,518	$88,511	$109,093
Tax effect of non-GAAP operating adjustments	29,942	—	29,942	7,141
Impact of intra-entity IP transactions (2)	(22,701)	(14,729)	(32,273)	(25,167)
Non-GAAP income tax expense	$50,916	$52,789	$86,180	$91,067

GAAP effective income tax rate	(9.7)%	22.8%	(36.3)%	22.2%
Non-GAAP effective income tax rate	17.7%	17.8%	17.5%	17.6%
(1) See ‘Non-GAAP income from operations and operating margin reconciliation’ above for more details.
(2) In the fourth quarter of 2024, and previously in 2023, 2021 and 2020, we made changes to our international legal structure, including an intra-entity transaction related to certain intellectual property rights, primarily to align with current and future international operations. The transactions resulted in a step-up in the tax basis of intellectual property rights and correlated increases in foreign deferred tax assets based on the fair value of the transferred intellectual property rights. This adjustment represents the current period impact of these transactions.

Non-GAAP net income per share reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except per share data)
Numerator:
GAAP net income (loss)	$(492,282)	$228,907	$(332,179)	$381,361
Non-GAAP gross profit adjustments (1)	—	—	—	3,242
Non-GAAP selling, general and administrative expenses adjustments (2)	737,000	—	737,000	25,105
Tax effect of non-GAAP adjustments (3)	(7,241)	14,729	2,331	18,026
Non-GAAP net income	$237,477	$243,636	$406,310	$427,734
Denominator:
GAAP weighted average common shares outstanding - basic	55,783	60,320	55,946	60,442
Plus: GAAP dilutive effect of stock options and unvested restricted stock units	—	446	—	468
GAAP weighted average common shares outstanding - diluted	55,783	60,766	55,946	60,910

GAAP weighted average common shares outstanding - basic	55,783		55,946
Plus: dilutive effect of stock options and unvested restricted stock units	365		379
Non-GAAP weighted average common shares outstanding - diluted	56,148		56,325

GAAP net income (loss) per common share:
Basic	$(8.82)	$3.79	$(5.94)	$6.31
Diluted	$(8.82)	$3.77	$(5.94)	$6.26

Non-GAAP net income per common share:
Basic	$4.26	$4.04	$7.26	$7.08
Diluted	$4.23	$4.01	$7.21	$7.02
(1) See 'Non-GAAP gross profit and gross margin reconciliation' above for more information.
(2) See 'Non-GAAP selling, general and administrative expenses and selling, general and administrative expenses as a percent of revenues reconciliation' above for more information.
(3) See ‘Non-GAAP income tax expense (benefit) and effective tax rate reconciliation’ above for more information.

Free cash flow reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands)
Cash provided by operating activities	$285,800	$401,236	$218,565	$373,662
Purchases of property, equipment, and software	(16,571)	(17,056)	(31,946)	(32,806)
Free cash flow	$269,229	$384,180	$186,619	$340,856

CROCS, INC. AND SUBSIDIARIES
REVENUES BY SEGMENT, CHANNEL, AND GEOGRAPHY
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,		% Change		Constant Currency % Change (1)
					Favorable (Unfavorable)
	2025	2024	2025	2024	Q2 2025-2024	YTD 2025-2024	Q2 2025-2024	YTD 2025-2024
	($ in thousands)
Crocs Brand:
North America:
Wholesale	$166,528	$173,987	$337,210	$354,325	(4.3)%	(4.8)%	(4.2)%	(4.5)%
Direct-to-consumer	290,602	314,728	488,437	517,304	(7.7)%	(5.6)%	(7.6)%	(5.4)%
Total North America (2)	457,130	488,715	825,647	871,629	(6.5)%	(5.3)%	(6.4)%	(5.1)%
International:
Wholesale	298,151	261,294	604,274	542,959	14.1%	11.3%	12.6%	12.2%
Direct-to-consumer	204,309	163,980	291,278	243,218	24.6%	19.8%	22.6%	19.8%
Total International	502,460	425,274	895,552	786,177	18.1%	13.9%	16.4%	14.5%
Total Crocs Brand	$959,590	$913,989	$1,721,199	$1,657,806	5.0%	3.8%	4.2%	4.2%

Crocs Brand:
Wholesale	$464,679	$435,281	$941,484	$897,284	6.8%	4.9%	5.9%	5.6%
Direct-to-consumer	494,911	478,708	779,715	760,522	3.4%	2.5%	2.7%	2.6%
Total Crocs Brand	959,590	913,989	1,721,199	1,657,806	5.0%	3.8%	4.2%	4.2%
HEYDUDE Brand:
Wholesale	99,760	113,829	210,453	248,582	(12.4)%	(15.3)%	(12.8)%	(15.2)%
Direct-to-consumer	90,023	83,684	155,054	143,747	7.6%	7.9%	7.5%	7.8%
Total HEYDUDE Brand (3)	189,783	197,513	365,507	392,329	(3.9)%	(6.8)%	(4.2)%	(6.8)%
Total consolidated revenues	$1,149,373	$1,111,502	$2,086,706	$2,050,135	3.4%	1.8%	2.7%	2.1%
(1) Reflects year over year change as if the current period results were in constant currency, which is a non-GAAP financial measure. See ‘Reconciliation of GAAP Measures to Non-GAAP Measures’ above for more information.
(2) North America includes the United States and Canada.
(3) The vast majority of HEYDUDE Brand revenues are derived from North America.